Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Tallgrass Energy GP, LP of our report dated February 13, 2018 relating to the financial statements of Rockies Express Pipeline LLC which appear in Tallgrass Energy GP, LP and Tallgrass Energy Partners, LP’s Annual Reports on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

March 30, 2018